UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2012

JMG Exploration, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32438 (Commission File Number)	20-1373949 (IRS employer identification no.)
600 Brand Blvd., Suite 230, Glendale, CA	91203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(818) 649-5710

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Proposed Spin-off of Oil and Gas operations

Effective November 21, 2012, JMG’s Board of Directors of JMG Exploration, Inc. ("we" or the “Corporation”) authorized management to pursue a spin-off of JMG’s Oil and Gas operations (“O&G Operations”) following management’s determination that the O&G Operations were not material to the operations, assets or future commercial activity of the Corporation. We expect the following outline of steps to occur in connection with the proposed spin-off:

1.

The O&G Operations, including all related assets and liabilities, will be contributed to a new corporation, to be domiciled in Nevada ("JMG Oil") in exchange for 500,000 shares of JMG Oil. Thereafter JMG Oil intends also to issue 4,500,000 of its shares to unrelated accredited investors for $50,000 and certain indemnities relating to the O&G Operations.

2.

 The Corporation proposes to spin off its 500,000 shares of JMG Oil (the "Dividend") to Pre-Merger JMG Stockholders. Based on the Corporation having 5,458,405 shares of its common stock outstanding immediately prior to the Merger, the Corporation anticipates that on distribution the Pre-Merger JMG Stockholders will receive 0.0916019 of a share of JMG Oil for each share of the Corporation's common stock owned by them prior to the Merger.

3.

JMG Oil will bear the costs and expenses of these transactions.

On August 31, 2012 we completed the our acquisition of Ad-Vantage Networks, Inc ("ADVN"), following which our business consisted mainly of engaging in delivery of digital advertising technology services. Under our merger agreement we covenanted to  sell all of the “Oil and Gas Properties” identified in our Annual Report on Form  10-K  for the year ended December 31, 2011 as filed with the SEC on March 7, 2012, or at our option cause the O&G Operations to be spun off for the benefit of our pre-Merger stockholders. The completion of the spin-off transactions outlined in this Item 8.01 are deemed to be in the best interests of the Corporation,  may require regulatory approvals and are subject to execution of definitive agreements. No assurance can be given that the distribution of the Dividend will be made or, if made, that the shares of JMG Oil will have any liquidity or value to shareholders.

Extension of Warrant Expiration Dates

Effective November 21, 2012, JMG’s Board of Directors authorized to extend the Corporation's four classes of warrants (1,739,500 warrants currently exercisable at $4.25 per share, 1,763,802 warrants currently exercisable at $5.00 per share, 369,249 warrants currently exercisable at  $6.00 per share, and 190,000 warrants currently exercisable at $7.00 per share) to February 28, 2014. Except as so extended all other provisions of each class of warrants have not been altered or otherwise amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG Exploration, Inc.

Dated: November 28, 2012	By:	/s/ David Eastman
David Eastman
Chief Financial Officer

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